FINJAN HOLDINGS, INC.

2013 GLOBAL SHARE OPTION PLAN

(June 3, 2013)

TABLE OF CONTENTS

1	PURPOSES OF THE PLAN	1
2	DEFINITIONS	1
3	ADMINISTRATION OF THE PLAN	4
4	DESIGNATION OF PARTICIPANTS AND OTHER MATTERS	6
5	TRUSTEE	6
6	SHARES RESERVED FOR THE PLAN; RESTRICTIONS THEREON	6
7	PURCHASE PRICE	7
8	ADJUSTMENTS	7
9	TERM AND EXERCISE OF OPTIONS	8
10	VESTING OF OPTIONS	10
11	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG	10
12	DIVIDENDS	10
13	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	11
14	EFFECTIVE DATE AND DURATION OF THE PLAN	11
15	AMENDMENTS OR TERMINATION	11
16	GOVERNMENT REGULATIONS	11
17	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES ; NO CLAIMS	12
18	GOVERNING LAW AND JURISDICTION	12
19	TAX CONSEQUENCES	12
20	NON-EXCLUSIVITY OF THE PLAN	13
21	MULTIPLE AGREEMENTS	13
22	RULES PARTICULAR TO SPECIFIC COUNTRIES	13

i

This plan, as amended from time to time, shall be known as the Finjan Holdings, Inc. 2013 Global Share Option Plan.

1	PURPOSES OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board (as defined below) shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to this Plan.  The Plan is intended to meet the performance-based compensation exemption under Section 162(m) of the Code (as defined below) and is contingent on the Company’s shareholders approving the Plan.

2	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the appendixes and Option Agreements), the following definitions shall apply:

2.1           “Administrator” means the Board or any of its committees as shall be administering the Plan, in accordance with Section 3 hereof.

2.2           “Affiliate” means any entity controlling, controlled by or under common control with the Company and if such entity is a person, then the immediate family of such person. For the purpose of this definition of Affiliate, control shall mean the ability to direct the activities of the relevant entity and/or shall include the holding of more than 50% of the capital or the voting of such entity. For purposes of Israeli Options and any related definitions “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Code” means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.5            “Cause” means, as determined by the Board in its sole discretion, (i) conviction of any felony involving moral turpitude or affecting the Company and/or its Affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, the Board or the Optionee’s direct supervisor, which involves the business of the Company and/or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company and/or its Affiliates; (iv) any breach of the Optionee’s fiduciary duties or duties of care owed to the Company and/or its Affiliates, including without limitation disclosure of confidential information of the Company and/or of its Affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company and/or to its Affiliates.

2.6           “Change in Control” means the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or a merger, consolidation, reorganization of the Company or a similar business combination, in which the Company is a surviving entity; or the sale, transfer or other disposition of all or substantially all of the Company’s assets.

2.7           “Committee” means compensation committee of the Board, or any other committee designated from time to time by the resolution of the Board, in accordance with applicable law.

2.8           “Company” means Finjan Holdings, Inc., a U.S. corporation incorporated under the laws of the State of Delaware.

2.9           “Controlling Shareholder” shall have the meaning ascribed to such term in Section 32(9) of the Ordinance.

2.10           “Date of Grant” means the date of a grant of an Option, as determined by the Administrator as set forth in the Optionee’s Option Agreement.  For Options granted to US Employees, “Date of Grant” shall mean the date on which all corporate action has been completed to create the legally binding right constituting the Option.

2.11           “Employee” means a person who is employed by the Company or any Affiliates who may be a US Employees, an Israeli Employee, as well as any employees of the Company and/or any Affiliate worldwide who are domiciled in other jurisdictions and therefore subject to different tax regimes and further subject to any applicable sub-plans to this Plan as may be adopted by the Board from time to time The Sub-Plan for Israeli Employees and Non-Employees who are Israeli is attached hereto as Appendix A (“Israeli Sub-Plan”).

2.12           “Expiration Date” means the date upon which an Option shall expire, as set forth in Section 9.2 of the Plan.

2.13           “Fair Market Value” means as of any date, the value of a Share determined as follows:

i.
If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the average of the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for each day within the 30-day period preceeding the day of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

ii.
If the Shares are regularly quoted by a recognized securities dealer, including the OTC Bulletin Board (or successor thereto), but selling prices are not reported, the Fair Market Value shall be the average of the high bid and low asked prices for the Shares for each day within the 30-day period immediately preceeding the day of determination; or

iii.	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

For US Employees, the determination of Fair Market Value will be calculated in a manner intended to meet the definition of “fair market value” under Section 409A of the Code.

2.14            “Israeli Employee” means a person who is considered an Israeli resident for Israeli income tax purposes and who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder of the Company or its Affiliates, but excluding for purposes of any 102 Option, any Controlling Shareholder.

2.15           “Non-Employee” means a director (other than directors employed by the Company or its Affiliates), consultant, adviser, service provider or Controlling Shareholder (for the purposes of, 102 Options) of the Company or any of its Affiliates or any other person who is not an Employee.

2.16           “Option” means an option to purchase one or more Shares pursuant to the Plan.

i.	“US Options” means stock options that are not incentive stock options (within the meaning of US Treasury Regulation Section 1.422-2).

ii.	“Israeli Options” means 102 Options and 3(i) Options, as more fully defined in the Israeli Sub-Plan.

2.17           “Optionee” means a person who receives or holds an Option under the Plan.

2.18           “Option Agreement” means the share option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option grant.

2.19           “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, as amended.

2.20           “Purchase Price” means the price for each Share subject to an Option.

2.21           “Section 102” means section 102 of the Ordinance, as amended.

2.22           “Share” means the common stock, $0.01 par value each, of the Company.

2.23           “Successor Company” means any entity the Company is merged into or is acquired by, in which the Company is not the surviving entity.

2.24           “Transaction” means any of the following transactions to which the Company is a party:

i.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

ii.
the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

iii.
any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

iv.
acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the US Securities and Exchange Act of 1933, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Transaction.

2.25            “Plan” means the Company’s 2013 Global Share Option Plan, as may be amended from time to time.

2.26           “Trustee” means any individual or company appointed by the Company to serve as a trustee or custodian with respect to the Options as may be required under any applicable tax regime or jurisdiction.

2.27           “US Employee” means any person, including an individual who is serving as a director or an office holder, employed by the Company or any Affiliate who is required to pay U.S. taxes under the Code or applicable treaty. A US Employee shall not cease to be a US Employee in the case of (i) any leave of absence approved by the Company or any Affiliate or (ii) transfers between locations of the Company or between the Company, its Affiliates or any successor.

2.28           “Vested Option” means any Option which has already been vested according to the Vesting Dates.

2.29           “Vesting Dates” means, as determined by the Administrator, the date as of which the Optionee shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan.

3	ADMINISTRATION OF THE PLAN

3.1           The Administrator shall have the power to administer the Plan in its discretion. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee; provided, however, that subject to applicable law, the Committee shall have advisory tasks only with respect to designating Optionees. Notwithstanding the foregoing, the Board shall automatically have residual discretionary authority (i) if no Committee shall be constituted, (ii) with respect to rights not specifically delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2           The Committee, if appointed, shall select one of its members as its chairman and shall hold its meetings at such times and places as the chairman shall determine.

3.3           The Administrator shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4           The Administrator shall have the full power and discretionary authority, subject to applicable law and subject to the Company’s incorporation documents, to: (i)  designate Optionees; (ii) determine the terms and provisions of the respective Option Agreements (which may, but need not, be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) interpret the provisions and supervise the administration of the Plan; (v) cancel or suspend awards, as necessary; (vi) determine the Fair Market Value of the Shares covered by each Option in accordance with the principles set forth in section 2.13 hereof; (v) designate the type of Options to be granted to an Optionee; (vi) alter any restrictions and conditions of any Options or Shares subject to any Options; , (ix) determine the Purchase Price of the Option; (x) prescribe, amend and rescind rules and regulations relating to the Plan (vii) determine any other matter which is necessary or desirable for, or incidental to the administration of the Plan, including make any requisite adjustments in the Plan and determine the relevant terms in any Option Agreement in order to comply with the requirements of any relevant tax regimes and make any requisite adjustments in the Plan and determine the relevant terms with respect to any applicable sub-plans to this Plan as may be adopted by the Board.

3.5           The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.  Notwithstanding the above, any new Option that is (i) considered a new grant under Code Section 409A and (ii) issued to an Optionee who is a US Employee will have a Purchase Price of no less than the Fair Market Value of the underlying Shares as determined on the Date of Grant.

3.6           Subject to the Company’s incorporation documents and applicable law, all decisions and selections made by the Administrator pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Administrator shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Administrator relating to any Option to be granted to that member.  Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

3.7           The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.8           Subject to the Company’s incorporation documents and applicable law, and to all approvals legally required, each member of the Board or the Committee or any other internal officer, shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise, subject however to any limitations under any applicable law.

4	DESIGNATION OF PARTICIPANTS AND OTHER MATTERS

4.1           The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate.

4.2           The Plan is intended to enable the Company to grant options and issue shares under various and different tax regimes, including, without limitation: (i) US Options; (ii) pursuant and subject to Section 102 and Section 3(i) of the Ordinance or any provision which may amend or replace it and any regulations, rules, orders or procedures promulgated thereunder and to designate them as either grants made through a trustee or not through a trustee; (iii) to Optionees in jurisdictions other than Israel and the United States; and (vi) as restricted shares. Accordingly, the Board may consider and resolve (subject to the Company’s incorporation documents and applicable law) on introducing amendments to this Plan and/or to adopt sub-plans thereto in order to accommodate any of the foregoing or any other types of options or stock based incentives under any applicable tax regime or jurisdiction.

4.3           102 Options may be granted only to Israeli Employees.

4.4           Notwithstanding anything provided herein, the Company does not warrant that the Plan will be recognized by the income tax authorities in any jurisdiction or that future changes will not be made to the provisions of applicable laws, or rules or regulations which are promulgated from time to time thereunder, or that any exemption or benefit currently available, whether pursuant to the Code or Ordinance or otherwise, will not be abolished.

4.5           The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Company or any of its Affiliates.

5	TRUSTEE

The Board may appoint (and may, from time to time, replace) a Trustee for the purposes of the Plan, in accordaance with the requirements of applicable law. The Israeli Sub-Plan contains provisions relating to the appointment of such Trustee in connection with Israeli Options.

6	SHARES RESERVED FOR THE PLAN; RESTRICTIONS THEREON

6.1           The Company has reserved 26,842,036 authorized but unissued Shares for the purposes of the Plan, subject to adjustment as set forth in Section 8 below.  In no event may the Company grant a number of Options representing Shares that have a Fair Market Value, as of the Date of Grant, in excess of ten percent (10%) of the Company’s market capitalization, as of the Date of Grant, to any single Optionee in a calendar year.  Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the Plan or under the Company’s other share option plans.

6.2           Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Administrator shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date and such other terms and conditions as the Administrator in its discretion may prescribe, provided that they are consistent with this Plan.

7	PURCHASE PRICE

7.1           The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time.  However, in the case of a grant to any US Employee, the Purchase Price shall not be less than 100% of the Fair Market Value of the underlying Shares as determind on the Date of Grant. Each Option Agreement will contain the Purchase Price determined for each Optionee.

7.2           The Purchase Price shall be payable upon the exercise of an Option in the following acceptable forms of payment:

i.	cash, check or wire transfer;

ii.
at the discretion of the Board, through delivery of Shares (including other Shares subject to the Options being exercised) having a Fair Market Value equal as of the date of exercise to the Purchase Price of the Shares purchased and acquired upon exercise of the Option, or through a different form of cashless exercise through a third party broker as approved by the Board; and/or

iii.	at the discretion of the Board, any combination of the methods of payment permitted by any paragraph of this Section7.2.

7.3           The Board shall have the authority to approve any other means of payment and/or to postpone the date of payment (and, therefore, exercise) under such terms as it may determine.

7.4           The currency of the Purchase Price shall be denominated at the Administrator’s sole discretion who may accordingly elect to denominate the Purchase Price in the currency of the primary economic environment of, either the Company, any of its Affiliates, or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid).

8	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

8.1           In the event of a Transaction, the unexercised Options then outstanding under the Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments may be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Board, which determination shall be in its sole discretion and final.  The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.  Should the employee not exercise the Options during the abovementioned ten (10) day period the Options will automatically expire.

8.2           Notwithstanding anything to the contrary, any Options that are exercisable into Shares that have a Fair Market Value that is equal to or less than such Option’s Purchase Price may be cancelled by the Committee rather than assumed or substituted by the Successor Company.

8.3           Notwithstanding the above and subject to any applicable law and to the specific terms of the particular Option Agreement, in the event that the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, then all unvested Options shall automatically expire. Notwithstanding the above and subject to any applicable law, the Administrator may determine otherwise with respect to certain Option Agreements.

8.4           If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, the Company shall immediately notify all Optionees of such liquidation, and the Optionees shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-day period, all remaining outstanding Options will terminate immediately.

8.5           If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, reverse share split, combination or exchange of shares, recapitalization (but not the conversion of any convertible securities of the Company), or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, then the number, class and kind of the Shares subject to the Plan or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted, as determined by the Board.

8.6           Anything herein to the contrary notwithstanding, if all or substantially all of the Shares are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the Plan, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

8.7           The Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

8.8           In the event of a Change in Control, no changes will be made to the terms of the Options, unless otherwise determined by the Board.

9	TERM AND EXERCISE OF OPTIONS

9.1           Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Administrator and when applicable, by the Trustee in accordance with the requirements of applicable law, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company’s or the Representative’s principal office and compliance with any applicable tax obligations as may be required under law, and/or in the Option Agreement. The notice shall specify the number of Shares with respect to which the Option is being exercised.

9.2           Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; (ii) the lapse of ten (10) years from the Date of Grant; (ii) in the event of a Transaction and other events, as stated in Section 8 above, and (iii) the expiration of any extended period in any of the events set forth in Section 9.5 below.

9.3           The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9.5 below, the Optionee is employed by, serves as a director, or provides services to the Company or any of its Affiliates, at all times during the period beginning with the Date of Grant and ending upon the date of exercise.

9.4           Subject to the provisions of Section 9.5 below, in the event of termination of Optionee’s employment, directorship or service-provider relationship, with the Company and all of its Affiliates, all Options granted to such Optionee shall immediately expire. Unless otherwise approved by the Administrator, the actual date of termination of employment, directorship or services shall be deemed to constitute termination of employment or services. For the avoidance of doubt, in case of such termination of employment, directorship or services, the unvested portion of the Optionee’s Option shall not vest, shall not become exercisable and shall be forfeited by the Optionee.

9.5           Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised after the date of termination of Optionee’s employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination, if:

i.
termination is without Cause, in which event any Vested Option still in force may be exercised within a period of ninety (90) days after the date of such termination or the Expiration Date of the Option, if earlier; or

ii.
termination is the result of death or disability of the Optionee, in which event any Vested Option still in force may be exercised within a period of twelve (12) months after the date of such termination or the Expiration Date of the Option, if earlier; or

iii.
prior to the date of such termination, the Administrator shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable, and provided further that the Vested Options may lose their status as Approved 102 Option (as more fully defined in the Israeli Sub-Plan), if such extension extends beyond the maximum extension authorized by the Ordinance, and; provided further that any such extension of an Option held by an Optionee who is a US Employee is not a “deferral of income” under Code Section 409A.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection with such outstanding Options.

9.6           To avoid doubt, the Optionees shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the Plan, further subject to the Company’s incorporation documents and applicable law.

9.7           Any form of Option Agreement authorized by the Plan may contain such other provisions as the Administrator may, from time to time, deem advisable.

9.8           No Option shall be exercisable after the Expiration Date.

10	VESTING OF OPTIONS

10.1           Subject to the provisions of the Plan, each Option shall vest at the Vesting Dates set forth and for the number of Shares as shall be provided in the Option Agreement.

10.2           An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Administrator may deem appropriate. The vesting provisions of individual Options may vary in different Option Agreements.

10.3           Subject to applicable law, (i) the vesting of an Option shall not accrue during any unpaid vacation, and (ii) the Vesting of an Option shall not accrue after a notice of termination of employment has been given by the Company.

11	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL AND BRING ALONG

11.1           Optionee acknowledges the terms and provisions of incorporation documents of the Company and hereby agrees to be bound by its terms. Notwithstanding anything to the contrary therein, none of the Optionees shall have a right of first refusal provision.

11.2           Further, Optionee acknowledges and accepts the terms and provisions of in relation with any shareholders agreements as applicable to other shareholders of Common Stock of the Company, and hereby agrees to be bound by their terms with respect to a bring along provision as if he or she was an original party thereof.

12	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends.

13	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

13.1           No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever by operation of law or otherwise, except as specifically allowed under the Plan and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

13.2           As long as Option’s and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

14	EFFECTIVE DATE AND DURATION OF THE PLAN

14.1           The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption; provided, however that the Plan shall remain in effect until the latest Expiration Date of any outstanding Option.

14.2           Subject to applicable law, no Option shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months following the date the Plan is adopted by the Administrator.

15	AMENDMENTS OR TERMINATION

15.1           The Administrator may at any time amend (subject to the provisions of Section 15.3 below), alter, suspend or terminate the Plan.

15.2           The Company shall obtain the approval of the Company’s shareholders for the adoption of this Plan or for any amendment to this Plan if shareholders’ approval is necessary or desirable to comply with any applicable law, including, without limitation, the U.S. securities law or the securities laws of other jurisdiction applicable to Options granted to Optionees under this Plan, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges, including, without limitation, the U.S. Securities and Exchange Commission or as may be required under the Company’s incorporation documents.

15.3           Without derogating from any other rights granted herein to the Board, the Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the Plan and/or any sub-plan thereunder. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16	GOVERNMENT REGULATIONS

The Plan, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other state having jurisdiction over the Company or the Optionee, including the registration of the Shares under the United States Securities Act of 1933, the Israeli Companies Law 1999, the Israeli Securities Law 1968 and the Israeli Tax Ordinance [New Version] 1961 and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

17	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES ; NO CLAIMS

17.1           Neither the Plan nor any Option Agreement shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the Plan, any Option Agreement or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

17.2           No Optionee or other person shall have any claim to be granted any Options, and there is no obligation for uniformity of treatment of Optionees. The terms and conditions of Options and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Optionee (whether or not such Optionees are similarly situated).

17.3           No income or gain which shall be credited to or which purports to be credited to an Optionee as a result of this Plan shall in any manner be taken into account in the calculation of the basis of the Optionee’s entitlements from the Company or any Affiliate or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer or any other relationship (including, without limitation, any benefits under any pension, retirement, severance, profit sharing, bonus, life insurance, vacation or other legal requirement or benefit plan of the Company or any Affiliate).  Except as otherwise determined by the Board, if, pursuant to any law, the Company or any Affiliate shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the Optionee, the Optionee shall indemnify the Company or any Affiliate against any expense caused to it in this regard.

18	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws and further, subject to the provisions of the Code or Ordinance, as applicable. The competent federal or state courts in San Jose, California shall have sole and exclusive jurisdiction in any matters relating hereto.

19	TAX CONSEQUENCES

19.1           To the extent permitted by applicable law, any tax consequences to any Optionee arising from the grant or exercise of any Option, from the payment for the sale of Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including, without limitation, withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

19.2           The Company and/or, when applicable, the Trustee, shall not be required to release any Share certificate to an Optionee until all required payments hereunder have been fully made by the Optionee.

20	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grants of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section 20.

21	MULTIPLE AGREEMENTS

The terms of each Option may differ from the terms of other Options granted under the Plan at the same time, or at any other time. The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

22	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options issued to Optionees under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Options issued to any other Optionee.

Adopted on the _____ day of ______, 2013.

FINJAN HOLDINGS, INC.

ISRAEL APPENDIX TO THE 2013 GLOBAL SHARE OPTION PLAN
1.           GENERAL

1.1
This appendix (the “Appendix”) shall apply only to participants who are residents of the State of Israel or those who are deemed to be residents of the State of Israel for the payment of tax (the “Israeli Optionees”). The provisions specified hereunder shall form an integral part of the 2013 Global Share Option Plan of Finjan Holdings, Inc. ( the “Plan” and the “Company”, respectively), which applies to the issuance of Options to purchase Shares of the Company.

1.2	This Appendix is effective with respect to Options granted as of January 1, 2013 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance (New Version), 1961 (the “Ordinance”).

1.3
This Appendix is to be read as a continuation of the Plan and only refers to Options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 of the Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to nor modify the Plan in respect of Optionees who are not Israeli Optionees.

1.4
The Plan and this Appendix are complementary to each other and shall be deemed one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in this Appendix shall prevail with respect to Options granted to Israeli Optionees.

1.5	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.

2.	DEFINITIONS

2.1	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the participant.

2.2
“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.3	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.4	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

2.5	“ITA” means the Israeli Tax Authorities.

2.6	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.7
“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.8	“Option” means an option to purchase one or more Shares of the Company pursuant to the Plan.

2.9	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.11	“Option Agreement” means the share option agreement between the Company and a participant that sets out the terms and conditions of an Option.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“Trustee” means any individual or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS; ELIGIBILITY

3.1
The persons eligible for participation in the Plan as participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

3.2	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5
No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Israeli Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

3.8
The terms and conditions upon which Options shall be issued and exercised shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

4.	TRUSTEE

4.1
Approved 102 Options which shall be granted under the Plan and/or any Shares issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to a trustee nominated by the Administrator, and approved in accordance with the provisions of Section 102 and held for the benefit of the Optionee. Approved 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for such period of time as required by Section 102 or any regulations, rules, orders or procedures promulgated thereunder (the “Holding Period”). If the requirements for Approved 102 Options are not met, then the Approved 102 Options may be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2
Notwithstanding anything to the contrary, the Trustee shall not release any Approved 102 Options which were not already exercised by the Optionee or release any Shares issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from 102 Options which were granted to the Optionee and/or any Shares issued upon exercise of such Approved 102 Options.

4.3
With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Israeli Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.

4.4
The Israeli Optionee shall undertake to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan and this Appendix, or any Option or Shares granted to the Optionee thereunder.

5.	FAIR MARKET VALUE FOR TAX PURPOSES

Without derogating from Section 2.12 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

6.	EXERCISE OF OPTIONS

Options shall be exercised by the Optionee’s giving a written notice and remitting payment of the Purchase Price to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company or the Representative and the payment of the Purchase Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

7.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

7.1
No Option or any right with respect thereto shall be assignable, transferable, or given as collateral to any third party whatsoever by operation of law or otherwise, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, all of such Optionee’s rights to purchase Shares upon the exercise of his or her Options shall be exercisable only by the Optionee.

7.2
As long as Options or Shares purchased pursuant thereto are held by the Trustee for the benefit of the Optionee, no rights of the Optionee with respect to the Options and or Shares be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

8.	INTEGRATION OF SECTION 102 AND TAX COMMISSIONER’S PERMIT

8.1
With regards to Approved 102 Options, the provisions of the Plan and/or this Appendix and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit and/or any applicable law, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Option Agreement.

8.2
Any provision of Section 102 and/or the said permit and/or any applicable law, which is necessary in order to receive and/or to keep any tax benefit pursuant thereto, which is not expressly specified in the Plan or in this Appendix or in the Option Agreement, shall be considered binding upon the Company and the Optionees.

9.	DIVIDEND

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102

10.	TAX CONSEQUENCES

10.1
To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and/or the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

10.2	The Company and/or the Trustee shall not be required to release any Share certificate to an Israeli Optionee until all required payments have been fully made.

GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.